Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of
National Atlantic Holdings Corporation and Subsidiaries
Freehold, New Jersey

We consent to the use in this registration statement of National Atlantic Holdings Corporation and Subsidiaries on Form S-1 of our report dated July 19, 2004, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings “Experts” and “Change in Independent Registered Public Accounting Firm” in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of National Atlantic Holdings Corporation and Subsidiaries, listed in Item 16. These financial statements schedules are the responsibility of the Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
July 29, 2004